EXECUTION VERSION

                               GENERAL ASSIGNMENT

KNOW ALL MEN BY THESE PRESENTS, that:

      WHEREAS, Aventis Pharmaceuticals Puerto Rico Inc., a Delaware corporation ("Seller") and Inyx USA, Ltd., an Isle of Man limited corporation ("Purchaser"), have entered into an Asset Purchase Agreement dated as of December 15, 2004 (the "Purchase Agreement") whereby Seller has agreed to sell, assign and transfer to Purchaser certain of the assets of Seller in accordance with the terms and provisions of the Purchase Agreement (capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement).

      NOW THEREFORE, in consideration of the mutual premises contained herein and in the Purchase Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller hereby agrees as follows:

      (i) Effective as of 12:01 a.m. on April 1st, 2005, Seller hereby sells, transfers, conveys, assigns and delivers to Purchaser, its successors and assigns, to have and to hold forever, all right, title and interest in, to and under all of the Acquired Assets.

      (ii) Seller hereby covenants and agrees that it will, at the request of Purchaser and without further consideration, execute and deliver, and will cause its employees to execute and deliver, such other instruments of sale, transfer, conveyance and assignment, and take such other action, as may reasonably be necessary to more effectively sell, transfer, convey, assign and deliver to, and vest in, Purchaser, its successors and assigns, good, clear, record and marketable title to the Acquired Assets hereby sold, transferred, conveyed, assigned and delivered, or intended so to be, and to put Purchaser in actual possession and operating control thereof, and to carry out the purpose and intent of the Purchase Agreement.

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      (iii) Seller, by its execution of this General Assignment,  and Purchaser, by its  acceptance of this General  Assignment,  each hereby  acknowledges  that
neither  the  representations  and  warranties  nor  the  rights,   remedies  or
obligations of any party under the Purchase Agreement shall be deemed to be enlarged, modified or altered in any way by this General Assignment.

      (iv) This General Assignment shall inure to the benefit of Purchaser, its successors and permitted assigns, and shall bind Seller and its successors and permitted assigns.

      (v) This General Assignment shall be governed in all respects, whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Puerto Rico applicable to contracts made and to be performed within that jurisdiction.

      (vi) If any term or provision of this General Assignment shall, to any extent or for any reason, be held to be invalid or unenforceable, the remainder of this General Assignment shall not be affected thereby and shall be construed as if such invalid or unenforceable provision had never been contained herein or been applicable in such circumstances.

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      IN WITNESS  WHEREOF,  the  parties,  intending  legally to be bound,  have caused this General Assignment to be duly executed as of the day and year first herein above written.

AVENTIS PHARMACEUTICALS PUERTO RICO, INC.


By:   ___________________________________

      Name: _____________________________

      Title: ____________________________



ACCEPTED:

INYX USA, LTD.


By:   ___________________________________

      Name: _____________________________

      Title: ____________________________





Affidavit No. _______

      Acknowledged  and  subscribed  before me by Monte  Phipps,  of legal  age,
married,   resident  of  Dorado,   Puerto   Rico,   as   President   of  Aventis
Pharmaceuticals Puerto Rico Inc., and Jack Kachkar, of legal age, married, resident of Key Biscayne, Florida, as Director of Inyx USA, Ltd., both personally known to me, in San Juan, Puerto Rico, this 31st day of March 2005.


                                              __________________________________
                                                          Notary Public


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